UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2010

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2401 South Plum Grove Road, Palatine, Illinois	60067
(Address of principal executive offices)	(Zip Code)

(847) 303-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 29, 2010 (the “Effective Date”), Addus HealthCare, Inc. (“Addus HealthCare”), a wholly-owned subsidiary of Addus HomeCare Corporation (the “Company”), entered into an Employment and Non-Competition Agreement with Dennis Meulemans (the “Employment Agreement”).

Pursuant to the Employment Agreement, Addus HealthCare will employ Mr. Meulemans as its Chief Financial Officer. The Employment Agreement has a term of four years commencing on the Effective Date (the “Initial Employment Term”). At the end of the Initial Employment Term, the term of the Employment Agreement will renew for successive one year terms unless earlier terminated pursuant to the terms of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Meulemans is entitled to an annual base salary of $250,000 and, at the discretion of the Compensation Committee of the Company’s Board of Directors, is eligible to receive an annual bonus in an amount equal to between 40% and 70% of his annual base salary depending on the achievement of certain objectives and target levels determined by the Company’s Board of Directors. Mr. Meulemans is also entitled to participate in the Company’s health, disability, 401(k) and vacation plans, as well as a life insurance policy with a death benefit of up to five times his base salary, although the Company is not required to pay more than 3% of Mr. Meulemans’ base salary for such insurance policy.

In connection with his appointment, Mr. Meulemans was granted nonqualified stock options pursuant to the Company’s 2009 Stock Incentive Plan (the “Stock Incentive Plan”) to purchase 75,000 shares of the Company’s common stock, par value $0.001 per share. The options vest over a five year period subject to the terms and conditions set forth in the Stock Incentive Plan and the Incentive Stock Option Award Agreement, dated November 29, 2010, between the Company and Mr. Meulemans. The options are exercisable at a price of $4.06, which is equal to the fair market value of the Company’s stock on the date of grant.

If Mr. Meulemans’ employment is terminated without “reasonable cause” (as defined in the Employment Agreement), by reason of his death or disability or without “good reason” (as defined in the Employment Agreement), he will be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) any unpaid benefits for the period prior to the date of termination and (iii) in the case of termination by reason of death or disability, eligibility for life or disability insurance benefits contemplated by the Employment Agreement. If Mr. Meulemans’ employment is terminated without reasonable cause or for good reason, subject to the conditions set forth in the Employment Agreement, he will be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) a pro rata portion of his bonus, (iii) any unpaid benefits for the period prior to the date of termination and (iv) severance in an amount equal to one-half of his annual cash compensation (as defined in the Employment Agreement) payable in equal installments for six months following termination, plus continuation of all benefits during such period (subject to early termination as provided in the Employment Agreement); provided, that if Mr. Meulemans is employed for one year from the Effective Date, such severance will be increased to three-quarters of his annual cash compensation payable in equal installments for 12 months following termination (subject to early termination as provided in the Employment Agreement) plus continuation of all benefits for such period, and for every 12-month period Mr. Meulemans remains employed by Addus HealthCare thereafter, one additional month of severance up to a total of 12 months’ severance total, to be paid in equal installments over the number of months of severance pay to which he has become entitled, plus continuation of benefits for such period (subject to early termination as provided in the Employment Agreement).

Pursuant to the Employment Agreement, Mr. Meulemans has agreed that during the Initial Employment Term and any extension thereof, and for the longer of one year following termination and the period during which Mr. Meulemans is entitled to receive severance pay under the Employment Agreement, Mr. Meulemans will not compete with the business of Addus HealthCare or certain of its affiliates or solicit any business from any customer thereof. The Employment Agreement also prohibits Mr. Meulemans from disclosing any confidential information of Addus HealthCare and certain of its affiliates. Mr. Meulemans has agreed to assign all inventions to Addus HealthCare developed during the employment period. Mr. Meulemans has also agreed not to disparage Addus HealthCare or certain of its affiliates.

This summary is qualified in its entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 29, 2010, Dennis Meulemans, age 59, was appointed Chief Financial Officer of the Company and Addus HealthCare. From January 2008 until his appointment as CFO of the Company, Mr. Meulemans worked as a consulting CFO to several independent companies including Portage Insurance Holdings, Trinity Life Settlements and the National Restaurant Association. From January 2007 until December 2007, Mr. Meulemans was Vice President and CFO of the Group Health Division of Coventry Healthcare, a publicly traded health insurer providing fee based insurance services to large employer groups, the federal government and third party administrators. From July 2003 until December 2006, Mr. Meulemans served as Executive Vice President & Chief Operating Officer of Paradigm Health Systems, a venture-backed, specialty healthcare services company providing disease/case management services to national health insurance companies. Mr. Meulemans earned both his MBA and BBA from the University of Wisconsin. He is a certified public accountant in Illinois and California. Mr. Meulemans is also a commissioned officer in the United States Air Force.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On December 1, 2010, the Company issued a press release announcing the appointment of Mr. Meulemans as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item of the Current Report, including the attached Exhibits, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
99.1	Employment Agreement, dated November 29, 2010, by and between Addus HealthCare, Inc. and Dennis Meulemans

99.2	Press release of Addus HomeCare Corporation dated December 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: December 1 , 2010	By:	/s/ Mark S. Heaney
Name: Mark S. Heaney
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Employment Agreement, dated November 29, 2010, by and between Addus HealthCare, Inc. and Dennis Meulemans

99.2	Press release of Addus HomeCare Corporation dated December 1, 2010